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                      ASSOCIATES FIRST CAPITAL CORPORATION
                     PHANTOM STOCK APPRECIATION RIGHT PLAN
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                      ASSOCIATES FIRST CAPITAL CORPORATION

                     PHANTOM STOCK APPRECIATION RIGHT PLAN

                       (Amended as of December 10, 1993)

         1. Purpose. This Plan, which shall be known as the "Phantom Stock Appreciation Right Plan" and is hereinafter referred to as the "Plan", is intended as an incentive to certain officers and other key employees of Associates First Capital Corporation (the "Company") in order to encourage them to remain in the employ of the Company and to increase their contribution to the success of the Ford Financial Services Group ("FFSG"). It is intended that this purpose be effected through grants of "phantom stock appreciation rights" as provided herein.

         The word "Company" when used in the Plan with reference to employment shall include subsidiaries of the Company. The word "subsidiary" when used herein shall mean any corporation a majority of the voting stock of which is owned directly or indirectly by the Company.

         2. Rights. A phantom stock appreciation right (a "Right") shall entitle the holder thereof to receive from the Company, upon exercise thereof, an amount of cash (less required tax withholding) equal to the amount by which the Phantom Share Price (as hereinafter defined) of a phantom share of stock of FFSG
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                                      -2-


("Phantom Share") covered by such Right exceeds the Base Share Price (as hereinafter defined) thereof multiplied by the number of Phantom Shares with respect to which such Right was exercised, all subject to the terms and conditions hereinafter set forth.

         3. Administration. The Compensation Committee appointed by the President of FFSG (the "Committee") shall administer the Plan and perform such other functions as are assigned to the Committee under the Plan. The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Rights granted thereunder as it may deem necessary or advisable.

         4. Stock. The total number of Phantom Shares which may be subject to Rights granted prior to 1994 is hereby established, for purposes of the Plan, as 150,000,000 Phantom Shares. The total number of Phanton Shares which may be subject to Rights granted during any calendar year commencing with 1994 shall be the number determined by the Committee to be required in order to establish a Base Share Price (as hereinafter defined) of $50.00 for such Rights. Notwithstanding the foregoing, such numbers of Phantom Shares are subject to adjustment in accordance with the provisions
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                                      -3-

of Article 12 hereof. Phantom Shares covered by Rights forfeited under the Plan shall not be available for the grant of further Rights under the Plan.

         5. Grants of Rights. The Committee, at any time and from time to time on or after January 1, 1990 and prior to January 1, 2000, may authorize the granting of Rights to such officers and other key salaried employees of the Company as it may select, and with respect to such numbers of Phantom Shares as it shall designate, subject to the provisions of this Article and Article 4 hereof.

         The date on which a Right shall be deemed to have been granted shall be the date of the Committee's authorization of such grant or such earlier or later date as may be determined by the Committee at the time such grant is authorized.

         Any individual may hold more than one Right. No person while a member of the Committee shall be eligible to receive or hold a Right under the Plan.

         6. Vesting. Each Right shall vest on the date twelve months following the date as of which such Right was granted or such later date or dates as may be determined by the Committee at or prior to granting such Right.
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                                      -4-

         7. Base Share Price and Phantom Share Price. The term "Base Share Price" shall mean the Phantom Share Price (as hereinafter defined) of a Phantom Share on the effective date of the Right. The Base Share Price with respect to any Rights granted as of a date prior to February 1, 1990 shall be $39.60 per Phantom Share.

         The term "Phantom Share Price", when used with respect to a Right granted prior to 1994, shall mean the amount equal to the product of (x) the sum of the FFSG Profits (as hereinafter defined) for the four most recent calendar quarters and (y) the Comparator P/E Ratio (as hereinafter defined), divided by (z) the total number of Phantom Shares established under the Plan for Rights granted prior to 1994, carried to two decimal places.

         The term "Phantom Share Price", when used with respect to a Right granted during any calendar year commencing with 1994, shall mean the amount equal to the product of (x) the sum of the FFSG Profits for the four most recent calendar quarters and (y) the Comparator P/E Ratio, divided by (z) the total number of Phantom Shares established under the Plan for Rights granted during such year, carried to two decimal places.

         The term "FFSG Profits" for any four calendar quarter period shall be equal to the aggregate profits after taxes of all companies included in FFSG less the amount of any acquisition
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                                      -5-

financing costs assigned to FFSG, both determined on the basis of the Profit Center Results (as hereinafter defined).

         The term "Profit Center Results" shall refer to profits (i) determined on a profit center basis in accordance with the practices and procedures adopted by Ford Motor Company for profit center reporting and (ii) authenticated as having been so determined by the Finance Director of FFSG. Profit Center Results for a particular period shall include (without duplication) the amount of any charges made for the provision of Rights exercised during such period under the Plan and the cost of other compensation plans of the Company and its subsidiaries.

         After the close of each calendar quarter, and as promptly as practicable after he shall have completed his review for such quarter of the Profit Center Results of the companies in FFSG and shall have authenticated such Results, the Finance Director of FFSG shall determine and report in writing to the Committee the amount of the FFSG Profits for the most recent four calendar quarter period.

         The term "Comparator P/E Ratio" shall mean the simple average of the after tax price/earnings ratios of the Comparator Companies. The after tax price/earnings ratio of a Comparator Company shall be determined by dividing
(x) the average of the
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daily closing prices of a share of common stock of the Comparator Company during the most recent calendar quarter by (y) the after tax earnings per share attributable to the most recent four calendar quarters, both as reported in "Bloomberg Financial Markets", an electronic financial information delivery system, or, if such information is no longer reported in "Bloomberg Financial Markets", such other information source as may be designated by the Committee.

         The term "Comparator Companies" shall mean certain major competitors of FFSG whose stock is publicly traded, as set forth on Exhibit 1 hereto. Any additions, deletions, substitutions or other changes in the Comparator Companies shall be determined by the Committee, upon recommendation of the Ford Motor Company office of the Chief Executive ("OCE").

         The Phantom Share Price shall be calculated with respect to Rights granted during each calendar year within 60 days after each quarterly close of the books of the companies in FFSG and shall remain in effect until it is recalculated after the end of the following quarterly close of such books. The Committee shall cause written notice of each determination of the applicable Phantom Share Prices to be given to each holder of a Right promptly after each such calculation is made. The date such
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                                      -7-

notice is given is hereinafter referred to as the "Notice Date".

         8. Exercise of Right. Each vested Right (or portion thereof not already exercised) shall be exercisable, upon receipt by the Committee of a written notice of exercise, during each period commencing on a Notice Date and ending on the date thirty days thereafter or during each such other period as shall be determined by the Committee; provided, however, that no such Right shall be exercisable at any time after the expiration of the term of such Right. The Committee shall determine the term of each Right which shall not be less than five years nor more than ten years from the date of the grant of such Right. To the extent exercised, a Right shall be terminated and of no further force and effect. Any Right which remains unexercised after the expiration of the term of such Right shall be forfeited. Such forfeiture may result in adverse tax consequences to the holder.

         9. Effect of Termination of Employment or Death. In the event a holder of a Right transfers to Ford Motor Company ("Ford") or a Ford Subsidiary (as hereinafter defined) or in the event of a holder's retirement, disability or death, such Right shall continue in effect and shall become vested and exercisable during the applicable periods within the remaining term of the Right in accordance with Articles 6 and 8 hereof. The term "Ford
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                                      -8-

Subsidiary" when used herein shall mean any corporation a majority of the voting stock of which is owned directly or indirectly by Ford.

         In the event of a holder's death, the beneficiary designated pursuant to Article 10 hereof, or if no such beneficiary is designated or deemed to be designated or if none survives such holder, the executor or administrator of the estate of the decedent or the person or persons to whom the Right shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution, shall have the right to exercise the Right, when vested, in accordance with the provisions of Articles 6 and 8 hereof.

         In the event of a termination of a holder's employment for reasons other than disability, death, retirement, transfer to Ford or a Ford Subsidiary, resignation or termination by the Company for cause, such holder's Right shall continue in effect and shall continue to vest and become exercisable to the extent permitted under Articles 6 and 8 hereof during the period three months following the date of such termination, but in no event after the expiration of the term of the Right.

         In the event of the resignation of employment by a holder or termination of a holder's employment by the Company for cause, the
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                                      -9-

Right shall be forfeited effective as of the date of such resignation or termination.

         For purposes of the Plan, a termination by the Company for cause shall include termination resulting from (i) acts of insubordination, (ii) embezzlement, attempted embezzlement, theft of property or attempted theft of property, whether or not a criminal action relating thereto is initiated by the Company, (iii) conviction of a felony or any crime involving moral turpitude,
(iv) material breach of any employment agreement or condition of employment with the Company or (v) violation of Company policy covering Standards of Corporate Conduct.

         10. Non-transferability of Rights - Designation of Beneficiaries. No Right shall be transferable by a holder otherwise than by will or the laws of descent and distribution. During the lifetime of a holder the Right shall be exercisable pursuant to the provisions of Articles 6, 8 and 9 hereof only by such holder.

         A holder may file with the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe) to exercise a vested Right in the
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                                      -10-

event of the death of the holder, subject to the provisions of Articles 8 and 9 hereof. A holder shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who receive such holder's life insurance proceeds under the Company-paid Life Insurance Plan unless such holder shall have assigned such life insurance or shall have filed with the Company a written designation of a different beneficiary or beneficiaries under the Plan. A holder may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that, if the Committee shall be in doubt as to the right of any such beneficiary to exercise any vested Right, the Committee may determine to recognize only an exercise by the legal representative of the holder, in which case the Company and the Committee and the members thereof shall not be under any further liability to anyone.

         11. Effect of Competitive Activity or Inimical Conduct. Anything contained in the Plan to the contrary notwithstanding, the right of any holder to exercise a vested Right following termination of the holder's employment with the Company shall remain effective only if, during the entire period from the date of the holder's separation to the date of such exercise, the holder shall have earned out such Right by refraining from
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                                      -11-

engaging in any activity that is directly or indirectly in competition with any activity of the Company or any subsidiary or affiliate thereof.

         In the event of a holder's nonfulfillment of the condition set forth in the immediately preceding paragraph, the holder's right to exercise such Right shall cease; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of such holder's employment) be waived by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any subsidiary or affiliate thereof by reason of the nonfulfillment of such condition.

         Anything contained in the Plan to the contrary notwithstanding, the right of any holder to exercise any Right following termination of the holder's employment with the Company shall cease on and as of the date on which it has been determined by the Committee that such holder at any time (whether before or subsequent to termination of such holder's employment) acted in a manner inimical to the best interests of the Company or any subsidiary or affiliate thereof. Conduct which constitutes engaging in an activity that is directly or indirectly in competition with any activity of the Company or any subsidiary or
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                                      -12-

affiliate thereof shall be governed by the preceding paragraphs of this Article and shall not be subject to any determination under this paragraph.

         12. Adjustments. In the event of a change in the companies comprising FFSG or a component thereof through merger, acquisition, divestiture or otherwise, or other event substantially affecting the Phantom Share Price, appropriate adjustments shall be made in the total number of Phantom Shares established under the Plan for Rights granted prior to 1994, the total number of Phantom Shares established under the Plan for Rights granted during any calendar year commencing with 1994, and/or the number of Phantom Shares covered by outstanding Rights. The foregoing adjustments shall be determined by the Committee, upon recommendation of the OCE. Any such adjustment may provide for the elimination of any fractional Phantom Share which might otherwise become subject to a Right.

         13. Deferral of Payments. Anything contained herein to the contrary notwithstanding, cash payments otherwise payable to individuals upon exercise of Rights hereunder may be deferred in the form, manner and extent determined by the Committee.

         14. Amendment, Modification and Termination of the Plan. The Board of Directors of the Company, upon recommendation of the
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                                      -13-

Committee, at any time may terminate, and at any time and from time to time, and in any respect, may amend or modify, the Plan; provided, however, that (i) no substantive amendment or modification of the Plan may be made without the prior recommendation of the OCE and (ii) no amendment, modification or termination of the Plan shall in any manner affect any Right theretofore granted to a holder under the Plan without the consent of such holder or the transferee of such Right.

         15. Indemnification and Exculpation. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the company based upon a finding of such person's lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to
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                                      -14-

handle and defend the same before such person undertakes to handle and defend it on such person's behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

         Each member of the Committee shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan or any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Committee be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

         16. Finality of Determinations. Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, its stockholders, the Committee and each of the members thereof, and the directors, officers, and employees of the Company, the holders of Rights, and their respective successors in interest.
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                                      -15-

         17. Costs. All costs involved in offering and administering the Plan shall be borne by the Company.

         18. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Michigan.
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                      ASSOCIATES FIRST CAPITAL CORPORATION
                   PHANTOM STOCK APPRECIATION RIGHT AGREEMENT


     RIGHT NO.:
     EFFECTIVE DATE OF RIGHT:
     NUMBER OF PHANTOM SHARES COVERED BY RIGHT:
     BASE SHARE PRICE:  $
     EXPIRATION DATE:
     VESTING PERIOD:  12 MONTHS FOLLOWING THE EFFECTIVE DATE OF RIGHT

     Pursuant to the Associates First Capital Corporation Phantom
     Stock Appreciation Right Plan (the "Plan"), Associates First
     Capital Corporation (The "Company"), hereby grants to:

     NAME (the "Holder"):

     ADDRESS:

     the right to receive from the Company, upon exercise thereof, the amount of the Appreciation (as hereinafter defined) on the number of phantom shares specified above (the "Phantom Shares") of Phantom Stock (as hereinafter defined), less required tax withholding, subject to the terms and conditions described below (the "Right"). The term "Phantom Stock" shall mean fictional stock of the Ford Financial Services Group ("FFSG") for purposes of and as described in the Plan. Phantom Stock does not actually exist but is a measure of value established for purposes of the Plan.
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                                      -2-

1.    TERM OF RIGHT

      Subject to Articles 4 and 6 hereof, the Holder may exercise the Right during any Window Period (as hereinafter defined) after the expiration of the vesting period specified above (the "Vesting Period") and prior to the close of business on the expiration date specified above (the "Expiration Date"). The Right may be exercised in whole or in part only with respect to whole Phantom Shares. If the Right is not exercised in whole prior to the Expiration Date, adverse tax consequences to the Holder may occur.

2.    HOW TO EXERCISE THE RIGHT

      The Right, when vested, may be exercised by delivery of the Notice of Exercise (attached hereto as Appendix A) to the Compensation Committee appointed by the President of FFSG to administer the Plan (the "Committee") stating the number of Phantom Shares with respect to which it is being exercised. The Right may be exercised only during the period commencing on a Notice Date (as hereinafter defined) and ending on the date thirty days thereafter (the "Window Period") and not otherwise. For an exercise to be effective, the Notice of Exercise must be received by the Committee at the address specified therein prior to the expiration of the applicable Window Period, but in no event later than the Expiration Date.
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                                      -3-

3.    DELIVERY OF APPRECIATION

      As soon as practicable after receipt of the Notice of Exercise, the Company shall deliver to the Holder by check the amount of the Appreciation, less required tax withholding.

      The term "Appreciation" shall mean the positive difference between (x) the base share price specified above and (y) the Phantom Share Price (as hereinafter defined) in effect immediately prior to the applicable Window Period, multiplied by (z) the number of Phantom Shares being exercised.

      The term "Phantom Share Price" shall mean the current price per Phantom Share calculated pursuant to the provisions of the Plan. The Phantom Share Price is dependent upon the after-tax profits of FFSG and the average price/earnings ratio of selected comparator financial services companies. The Phantom Share Price shall be calculated within 60 days after each quarterly close of the books of the companies in FFSG and shall remain in effect until it is recalculated at the end of the following quarterly close of such books. The Committee shall cause written notice of each determination of the Phantom Share Price to be given to the Holder promptly after each such calculation is made. The date such notice is given is hereinafter referred to as the "Notice Date".

4.    EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

      In the event the Holder transfers to Ford Motor Company ("Ford") or a Ford Subsidiary (as hereinafter defined) or in the event of a Holder's retirement, disability or death, the Right shall continue in effect and shall become vested and exercisable during the applicable periods in accordance with Articles 1 and 2 hereof. The term "Ford Subsidiary" when used herein shall mean any corporation a majority of the voting stock of which is owned directly or indirectly by Ford.

      In the event of the Holder's death, the beneficiary designated pursuant to Article 5 hereof, or if no such beneficiary is designated or deemed to be designated or if none survives such Holder, the executor or administrator of the estate of the decedent or the person or persons to whom the Right shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution, shall have the right to exercise the Right, when vested, in accordance with the provisions of Articles 1 and 2 hereof.

      In the event of a termination of the Holder's employment for reasons other than disability, death, retirement, transfer to Ford or a Ford Subsidiary, resignation or termination by the Company for cause, the Right shall continue in effect and shall continue to vest and become exercisable to the extent permitted under Articles 1 and 2 hereof during the period three months following the date of such termination, but in no event after the Expiration Date.

      In the event of the resignation of employment by the Holder or termination of the Holder's employment by the Company for cause, the Right shall be forfeited effective as of the date of such resignation or termination.

      For purposes of the Plan, a termination by the Company for cause shall include termination resulting from (i) acts of insubordination, (ii) embezzlement, attempted embezzlement, theft of property or attempted theft of property, whether or not a criminal action relating thereto is initiated by the Company, (iii) conviction of a felony or any crime involving moral turpitude,
(iv) material breach of any employment agreement or condition of employment with the Company or (v) violation of Company policy covering Standards of Corporate Conduct.

      Whether military or government service shall constitute termination of employment of the Holder for purposes of this Agreement shall be determined by the Committee in its sole discretion.

5.    NON-TRANSFERABILITY OF RIGHT - DESIGNATION OF BENEFICIARY

      The Right shall, during the Holder's lifetime, be exercisable only by the Holder, and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution, or be subject to attachment, execution or other similar process. Once transferred by will or the laws of descent and distribution, the Right shall not be further transferable. Any transferee of the Right shall take the same subject to the terms and conditions set forth herein. No such transfer of the Right shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions set forth herein. No assignment or transfer of the Right or of the rights represented thereby, other than as provided in this Article, shall vest in the purported assignee or transferee any interest or right therein whatsoever.

      Notwithstanding anything to the contrary set forth herein, the Holder may file with the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe) to exercise, in the event of the death of the Holder, the Right subject to the terms and conditions set forth herein and to receipt by the Company of such evidence as the Committee may deem necessary to establish the acceptance by the beneficiary or beneficiaries of the terms and conditions set forth herein. The Holder shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who receive the Holder's life insurance proceeds under the Company-paid Life Insurance Plan unless the Holder shall have assigned such life insurance or shall have filed with the Company a written designation of a different beneficiary or beneficiaries under the Plan. The Holder may from to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that, if the Committee shall be in doubt as to the right of any such beneficiary to exercise the Right, the Committee may determine to recognize only an exercise by the legal representative of the Holder, in which case the Company and the Committee and the members thereof shall not be under any further liability to anyone.

      If the Holder should attempt to alienate, assign, pledge, hypothecate or otherwise dispose of the Right or of any right hereunder, except as provided for in the Plan, or in the event of any levy or any attachment, execution or similar process upon the rights or interest conferred by the Right, the Company may terminate the Right by notice to the Holder and the Right shall thereupon become null and void.

6.    EFFECT OF COMPETITIVE ACTIVITY OR INIMICAL CONDUCT

      Anything contained herein to the contrary notwithstanding, the right of the Holder to exercise the Right following termination of the Holder's employment with the Company shall remain effective only if, during the entire period from the date of the Holder's termination to the date of such exercise, the Holder shall have earned out the Right by refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any subsidiary or affiliate thereof. The term "subsidiary" shall mean any corporation a majority of the voting stock of which is owned directly or indirectly by the Company.

      In the event of the Holder's nonfulfillment of the condition set forth in the immediately preceding paragraph, the Holder's right to exercise such Right shall cease; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of the Holder's employment) be waived by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any subsidiary or affiliate thereof by reason of the nonfulfillment of such condition.

      Anything contained in the Plan to the contrary notwithstanding, the right of the Holder to exercise the Right following termination of the Holder's employment with the Company shall cease on and as of the date on which it has been determined by the Committee that the Holder at any time (whether before or subsequent to termination of the Holder's employment) acted in a manner inimical to the best interests of the Company or any subsidiary or affiliate thereof. Conduct which constitutes engaging in an activity that is directly or indirectly in competition with any activity of the Company or any subsidiary or affiliate thereof shall be governed by the preceding paragraphs of this Article 6 and shall not be subject to any determination under this paragraph.

7.    NO RIGHT OF EMPLOYMENT

      Neither the grant nor the exercise of the Right shall confer on the Holder any right to be retained in the employ of the Company or any other Ford Subsidiary, or to receive subsequent rights or other awards under the

Plan. The right of the Company or any other Ford Subsidiary to terminate (whether by dismissal, discharge, retirement or otherwise) the Holder's employment with it at any time, with or without cause, or as otherwise provided by any agreement between the Company or any other Ford Subsidiary and the Holder, is specifically reserved.

8.    NO RIGHTS OF SHAREHOLDER

      Neither the Holder nor any beneficiary or transferee of the Right permitted under Article 5 hereof shall have any of the rights of a shareholder.

9.    VIOLATION OF LAW OR REGULATION

      Notwithstanding any of the other provisions of this Agreement, the Holder agrees not to exercise the Right, and the Company will not be obligated to deliver any cash pursuant to this Agreement, if the exercise of the Right or delivery of such cash would constitute a violation by the Holder or by the Company of any provisions of any law or regulation of any governmental authority. Any determination of the Committee in this connection shall be final and shall be binding and conclusive for all purposes. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Right or delivery of cash pursuant thereto to comply with any law or any regulation of any governmental authority.

10.   HOLDER

      Whenever the term "Holder" is used in any provision of this Agreement under circumstances such that the provision should logically apply to any other person or persons designated as a beneficiary pursuant to the provisions of
Article 5 hereof, or to whom the Right may be transferred in accordance with the provisions of Article 5 hereof, the term "Holder" shall be deemed to include such person or persons.

11.   RIGHT GOVERNED BY THIS AGREEMENT AND THE PLAN; COMMITTEE INTERPRETS
      AGREEMENT

      The Right is granted pursuant to the Plan, and is governed by the terms and conditions of the Plan. The Holder agrees to be bound by the terms and conditions of this Agreement and the Plan, a copy of which will be provided at the request of the Holder.

      As a condition of the granting of the Right, the Holder and the Holder's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the Agreement shall be final and shall be binding and conclusive for all purposes.

12.   GOVERNING LAW

      This Agreement has been made in and shall be construed in accordance with the laws of the State of Michigan.

13.   ENTIRE AGREEMENT; AMENDMENT OR MODIFICATION

      This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior communications and understandings between the parties. This Agreement may be amended or modified only in a writing signed by the party or parties against which the existence of such amendment or modification is asserted.


                              ASSOCIATES FIRST CAPITAL CORPORATION


                              By: _____________________________
                                    Executive Vice President


The foregoing Right hereby is accepted on the terms and conditions set forth herein-and in the Plan.

HOLDER: ______________________

DATE:  _______________________

Note: The Holder will please sign and date one copy of this agreement and mail the same immediately to:

                  Compensation  Committee
                  c/o Mr. John W. Lee
                  Associates First Capital Corporation
                  P.O. Box 660237
                  Dallas, Texas 75266-0237

                      ASSOCIATES FIRST CAPITAL CORPORATION

                 AGREEMENT TO DEFER PHANTOM STOCK APPRECIATION

1.    BACKGROUND AND PURPOSE

      The Executive signing this Agreement to Defer Phantom Stock Appreciation is a participant in the Associates First Capital Corporation Phantom Stock Appreciation Rights Plan (the "Plan") and has previously entered into one or more Phantom Stock Appreciation Rights Agreements (the "Agreements") with the Company.

      The purpose of this Agreement is to allow a select group of highly compensated officers and key executives to agree with the Company to defer payment of the Appreciation which would otherwise be payable to the Executive pursuant to the Plan.

2.    DEFINITIONS

      "Account" shall mean the record maintained by the Company reflecting Executive's Deferred Amounts, the earnings and losses and all other adjustments provided for in this Agreement.

      "Account Balance" shall mean at any time the total of the amounts credited to the Executive's Account and any accrued but not credited gains or losses in accordance with the provisions established by the Committee.

      "Board of Directors" shall mean the Board of Directors of Associates First Capital Corporation.

      "Committee" shall mean the Committee appointed by the Board of Directors to administer this Agreement.

      "Company" shall mean Associates First Capital Corporation.

      "Deferred Amount" shall mean the amount by which the Appreciation which would otherwise have been payable to the Executive is reduced as agreed upon by the Executive and the Company and deferred in accordance with the terms of this Agreement. The Deferred Amount may be a dollar amount or a percentage of Appreciation payable pursuant to the exercise of specific Phantom Stock Appreciation Rights which have been deferred pursuant to this Agreement.

      "Disability" shall mean the complete inability, due to sickness or accidental bodily injury, to both (i) perform any and every duty pertaining to a Participant's occupation with the Company and (ii) engage in any and every gainful occupation for which the Participant is reasonably fitted by education, training or experience. The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence it deems necessary or appropriate.

      "Employee" shall mean any person (including an officer) actively employed by the Company or a subsidiary on a full-time, salaried basis.

      "Employed" or "Employment" shall mean performing services as an employee on a full-time basis for Associates First Capital Corporation, Associates Corporation of North America or their respective subsidiaries.

      "Employer" shall mean any subsidiary of Associates First Capital Corporation that has an Employee eligible to participate in the Plan or who is participating or has participated in the Plan in the past.

      "Executive" shall mean the Executive executing this Agreement.

      "Hardship" shall mean a proven, unforeseen financial necessity or need of the Executive, as determined by the Committee in its sole discretion under its rules and policies.

      "Retirement" shall mean early, normal or deferred retirement under any defined benefit pension plan maintained by the Company and qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

      Other capitalized terms used in this Agreement which are not otherwise defined in this Agreement shall have the meaning set forth in the Plan and the Agreements.

3.    ADMINISTRATION

      The Committee shall have full authority to interpret this Agreement, to establish rules and regulations relating to this Agreement, to determine the criteria for eligibility to enter into this Agreement and continued eligibility to defer, to select Participants and to make all other determinations and take all other actions necessary or appropriate for the proper administration of this Agreement. The Committee's interpretation of this Agreement, and all actions taken within the scope of its authority, shall be final and binding on the Company, its stockholders, Participants, Employees, former Employees and beneficiaries.

4.    ELIGIBILITY AND PARTICIPATION

      Eligibility to defer under for this Agreement shall be limited to those key Executives whom the Committee shall select, on the basis of such Executives' being part of a select group of officers and highly compensated employees, so that the Plan and Agreement would be exempt from Part 2 of the Employee Retirement Income Security Act of 1974, as Amended, and who might benefit from the deferral of amounts otherwise constituting current compensation.

5.    DEFERRAL OF APPRECIATION

      A Participant may, subject to the terms and conditions of this Agreement, elect to defer payment of the Appreciation which would otherwise be payable to the Executive pursuant to all exercises of the specific Phantom Stock Appreciation Right granted under the Plan for which an election is in effect and agree with the Company on the Deferred Amount which will not be paid, by completing the form prescribed by the Committee. Such form shall include the Deferred Amount, the period of deferral, and the period over which payment is to be made. The form shall constitute an agreement between the Company and the Executive as to the Deferred Amount previously credited that shall be paid in the following calendar year or years. The Committee may limit deferral by the Executive for any reason it deems advisable.

      (a)   Election.

            An election to defer Appreciation as to a specific Phantom Stock Appreciation Right shall be made on or before the last regular working day of the Company on or next preceding the expiration of the vesting period applicable to the Phantom Stock Appreciation Rights being deferred. Such election shall be irrevocable upon delivery (or in the event the form is mailed by certified mail, return receipt requested, on the date of mailing) of the deferral form to the person specified in such form. Such election shall be effective for the full remaining term of that Phantom Stock Appreciation Right and the election made to defer Appreciation with respect to the Phantom Stock Appreciation Right by an Executive may not be changed by any action taken by the Executive thereafter for the remaining term of that Phantom Stock Appreciation Rights. Nothing in this paragraph shall be construed to limit any right an Executive may otherwise have under this Agreement with respect to the timing and form of the payment of Appreciation deferred by such an election.

      (b)   Payment of Deferred Amounts.

            The Deferred Amount, plus or minus any earnings or losses thereon pursuant to Subsection (c) hereof, upon the death, Disability or Retirement of the Executive will be paid to the Executive (or, in the event of the Executive's death, the person or estate determined under Section 6 hereof), on the date(s) and in the manner selected by the Executive on the deferral form prescribed by the Committee. Upon termination of employment other than on account of death, Disability or Retirement, the Deferred Amount will ordinarily be paid to the Executive in a lump sum within sixty (60) days of such termination; however, the Committee may, in its sole discretion, choose to defer payment until the time previously elected by such Executive pursuant to this Section 5. In the event of death of the Executive, the estate of such Executive may petition the Committee for accelerating the payments of the Deferred Account. The Committee shall have sole discretion to grant or deny such request.

            (c)   Earnings Credited on Deferred Amounts.

                  All Deferred Amounts will be credited with earnings and losses in the manner prescribed by the Committee.

            (d)   Acceleration of Payment of Deferred Amounts.

                  Payment of the Deferred Amounts plus or minus any earnings or losses may occur prior to the date(s) indicated in the payment deferral form under the following circumstances:

                  (1) The Company may distribute to the Executive the Deferred Amount at such date(s) as the Committee shall determine if the Committee concludes, in its sole discretion, that events such as changes in the federal tax laws or applicable accounting principles or practices have rendered continued deferral of the Deferred Amount undesirable either for the Company or the Executive.

                  (2) At any time prior to complete payment of the Deferred Amount, the Company may, in its sole discretion, pay to the Executive (or, in the event of the Executive's death, the person or estate determined under Section 6 hereof), an amount not greater than that portion of the Deferred Amount that the Committee determines, in its sole discretion, is necessary to meet a Hardship arising from an emergency. The payment shall be made only in instances of Hardship arising from causes beyond the Executive's control, such as accident or illness, divorce, financial reversal and such events as described in the safe harbor hardship provisions of Treasury Reg.
                        Section 1.401(K)-(l)(d)(2)(ii)(B). The Executive shall apply in writing to the Committee for any Hardship payment under this paragraph and shall furnish to the Committee such information as the Committee deems necessary and appropriate to make its determination.
                        Any hardship distribution under this Plan or any hardship withdrawal by an Executive from the Company's Retirement Savings and Profit Sharing Plan shall result in suspension of the ability to defer Appreciation for the current year of distribution and the following calendar year.

            (3) In no event may payment of the Deferred Amount, and earnings or losses thereon, or any portion thereof, be accelerated in any manner other than as provided above.

6.    DESIGNATION OF BENEFICIARY

      An Executive may designate a beneficiary or beneficiaries who, in the event of the Executive's death prior to full payment of any Deferred Amount hereunder, plus or minus earnings, gains and losses thereon, shall receive payment of the Deferred Amount, plus or minus earnings, gains and losses thereon, due under the Plan. Such designation shall be made by the Executive on a form prescribed by the Committee. The Executive may, at any time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Executive and received by the person specified in such form. If the Executive does not designate a beneficiary or the beneficiary dies prior to receiving any payment of the Account Balance, the Account Balance payable under the Plan shall be paid to the Executive's estate. If the beneficiary dies after receiving any payment of the Account Balance, any amounts remaining to be paid shall be paid to the beneficiary's estate.

7.    AMENDMENTS

      The Company may at any time amend (in whole or in part) this Agreement. No such amendment which adversely affects a Executive's rights to or interest in the Account Balance credited prior to the date of the amendment shall be effective unless the Executive shall have agreed thereto. The Company may at any time suspend additional deferrals under this Agreement under such terms and conditions as it may establish at such time.

8.    TERMINATION

      (a) The Company may terminate this Agreement (in whole or in part) at any time. In the case of such a termination, the following provisions of this Section 8 shall apply notwithstanding any other provisions of the Plan to the contrary.

      (b) In the event of termination of this Agreement, the Company shall distribute to the Executive in a lump sum all amounts credited to the Executive's accounts under this Agreement. Such payment will be made not later than sixty (60) days after the date of termination.

9.    MISCELLANEOUS PROVISIONS

      (a) This Agreement is not a contract for employment of the Executive for a certain period of time; it is totally gratuitous on the part of the Company and the Employer. Neither the establishment of this Agreement, nor any action taken hereunder, shall be construed as giving any Employee any right to be retained in the employ of an Employer.

      (b) An Executive's right and interest under this Agreement may not be assigned or transferred, except as provided in Section 6 hereof, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under this Agreement to pay the Deferred Amount, plus or minus earnings, gains or losses thereon, with respect to the Executive.

      (c) The Account Balances shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of the Account Balance.

10.   TAX WITHHOLDING AND PAYMENTS

      The Company shall have the right to deduct from any amount to be paid to any Participant or beneficiary hereunder any taxes or other amounts required by law to be withheld. Any tax, whether FICA, Medicare, income or otherwise, imposed upon Executive as a result of exercise of a Phantom Stock Appreciation Right is due upon exercise. If the tax due cannot be paid from amount paid to Executive upon exercise, the Executive must pay any amount of tax due, as determined by the Company, upon demand of the Company.

11.   EFFECTIVE DATE

      This Agreement shall be effective on and after December 31, 1993. By executing a Deferral Election Form, the Executive shall be deemed to have executed the Agreement.


                              Associates First Capital Corporation


                              By: ________________________________

                                 THE ASSOCIATES
                       PHANTOM STOCK APPRECIATION RIGHTS
                             DEFERRAL ELECTION FORM
                                 FOR 1995 PSARS

________________________________________________________________________________

         Participant's Name:____________________________________________________

________________________________________________________________________________

I.       ELECTION FOR PAYMENT OR DEFERRAL OF APPRECIATION:

         This election applies to all exercises under the Phantom Stock Appreciation Rights ("PSAR") granted effective January 1, 1995. Your decision to defer must be made prior to the PSARs being vested. Therefore, THIS FORM MUST BE RECEIVED BY JOHN LEE IN HUMAN RESOURCES BY DECEMBER 29, 1995.

         I hereby agree with the Company to:

         [ ] Pay the Appreciation pursuant to exercises of the 1995 PSARs. (I do not elect to defer any part of the Appreciation from my 1995 PSAR's).

                                       OR

         [ ] Defer __% of the Appreciation which would otherwise be payable pursuant to exercises of this PSAR
                                       OR

         [ ]     Defer all amounts in excess of the first $_____________
                 of the total Appreciation which would otherwise be payable
                 pursuant to exercises of this PSAR.    This amount is
                 cumulated for multiple exercises and does not apply separately to each exercise.

II.      DISTRIBUTION ELECTION DURING EMPLOYMENT FOR AMOUNTS DEFERRED UNDER
         THIS PSAR:

         This section must be completed if you have elected to defer any of the Appreciation. Please note that the amounts deferred cannot be changed in any manner. In other words, the amounts deferred cannot be accelerated or further deferred.

         Pay the Account Balance as follows:

         [ ]     No distribution of deferred Account Balance during employment

                                       OR

                                                                       (over)

                                                                          (OVER)

         [ ]    All on the following date ____________________
                                                (MM/DD/YY)

                                       OR

         [ ]    $____________________ or ___% on ____________________
                                                       (MM/DD/YY)

                $____________________ or ___% on ____________________
                                                       (MM/DD/YY)

                $____________________ or ___% on ____________________
                                                       (MM/DD/YY)

                $____________________ or ___% on ____________________
                                                       (MM/DD/YY)

                $____________________ or ___% on ____________________
                                                       (MM/DD/YY)

                    (YOU MAY ELECT ONE OR MORE INSTALLMENTS)

PLEASE NOTE: THE ABOVE MUST BE COMPLETED AND RECEIVED BY JOHN LEE BY DECEMBER 29, 1995. If this form has not been received by that date, no deferral of Appreciation under this PSAR may be made.

The deferral is subject to and a part of the "Agreement to Defer Phantom Stock Appreciation" effective December 31, 1993, which shall govern all the terms hereof. Any provision of this election form may be amended, modified, or eliminated at any time without the consent of the Executive.

Please complete the enclosed form for elections regarding death, Disability or Retirement, and beneficiary and return it with this election form.

In addition, please be aware that FICA and Medicare tax will be due on all deferred amounts. This will normally be deducted from your check. If you defer 100%, the tax will be due when you exercise your PSAR's.

    ______________                       _________________________________
         Date                                Signature of Participant

THIS FORM MUST BE RECEIVED BY JOHN LEE IN HUMAN RESOURCES IN DALLAS BY DECEMBER 29, 1995.

ADMINISTRATION OF AMOUNTS DEFERRED

In the event that you elect to defer any part of the Appreciation for the 1995 PSARs, Associates First Capital Corporation (the "Company") shall establish and/or continue to maintain in your name a deferred account.

Your deferred account shall be administered as follows:

         i) any Appreciation deferred shall be credited to your deferred account on the date payment of the Appreciation would have been made;

         ii) the deferred Appreciation will be credited with interest at the prime rate from the date the Appreciation would have been paid until a completed Quarterly Investment Election Change Form has been received;

         iii) Account Balances may be reallocated to the available investment options on the quarterly dates designated by the Company; and

         iv) your deferred account will be credited with earnings and losses as experienced from the elected investment options on a quarterly basis (on the last day of March, June, September and December).

                                 THE ASSOCIATES
                       PHANTOM STOCK APPRECIATION RIGHTS
                   DISTRIBUTIONS OTHER THAN DURING EMPLOYMENT
                          AND BENEFICIARY DESIGNATION
                       FOR 1995 PSARS AND ALL PRIOR YEARS

________________________________________________________________________________

         Participant's Name:____________________________________________________

________________________________________________________________________________

I.       DISTRIBUTION ELECTION IN THE EVENT OF DISABILITY OR RETIREMENT:

         If my employment by the Company terminates due to my Disability or Retirement, please pay my deferred account balance as follows after the determination of my Disability or Retirement (check one):

         [ ]     Lump sum within thirty days.

         [ ]     Lump sum on or about January 31st of the next calendar year.

         [ ] In _____________ annual installments (not more than 15) equal to the undistributed balance in my deferred account divided by the number of remaining annual installments beginning on or about January 31st of the next calendar year.

         This election supersedes my distribution elections during employment.

II.      DISTRIBUTION ELECTION IN THE EVENT OF DEATH:

         In the event of my death, please pay my deferred account balance as follows to my beneficiary after the date of my death (check one):

         [ ]     Lump sum within thirty days.

         [ ]     Lump sum on or about January 31st of the next calendar year.

         [ ] In _______________ annual installments (not more than 15) equal to the undistributed balance in my deferred account divided by the number of remaining annual installments beginning on or about January 31st of the next calendar year.

         This election supersedes my distribution elections during employment and Disability or Retirement.

                                                                          (over)

III.     DISTRIBUTION AFTER TERMINATION (OTHER THAN DEATH, DISABILITY OR
         RETIREMENT):

         If my employment by the Company terminates for any reason other than death, Disability or Retirement, the Company will pay my remaining deferred account balance in one lump sum within sixty days after (or as soon as practicable thereafter) such termination of employment. The Committee may, however, in its sole discretion, continue the period of deferral and pay my account balance as elected under the distributions during employment, death, Disability or Retirement.

         I understand that the Company may, in its sole discretion, distribute all or part of my Account Balance at an earlier date in accordance with the terms of the Plan.

IV.      BENEFICIARY DESIGNATION:

         In accordance with Section 6 of the Associates First Capital Agreement to Defer Phantom Stock Appreciation ("the Agreement") and subject to the terms and conditions of the Agreement, I hereby designate the following individual(s) as my beneficiary(ies):

         PRIMARY:
         1.      Name: ___________________________ Percentage ___________%

                       ___________________________

                 Relationship:____________________ SS# ___________________

                 Address: ________________________________________________
                                        Street Address

                          ________________________________________________
                          City              State                 Zip Code

         PRIMARY:
         2.      Name: ___________________________ Percentage ___________%

                       ___________________________

                 Relationship:____________________ SS# ___________________

                 Address: ________________________________________________
                                        Street Address

                          ________________________________________________
                          City              State                 Zip Code

         PRIMARY:
         3.      Name: ___________________________ Percentage ___________%

                       ___________________________

                 Relationship:____________________ SS# ___________________

                 Address: ________________________________________________
                                        Street Address

                          ________________________________________________
                          City              State                 Zip Code

         PRIMARY:
         4.      Name: ___________________________ Percentage ___________%

                       ___________________________

                 Relationship:____________________ SS# ___________________

                 Address: ________________________________________________
                                        Street Address

                          ________________________________________________
                          City              State                 Zip Code

         CONTINGENT: (receives distribution only if no primary beneficiary is living)

         1.      Name: ___________________________ Percentage ___________%

                       ___________________________

                 Relationship:____________________ SS# ___________________

                 Address: ________________________________________________
                                        Street Address

                          ________________________________________________
                          City              State                 Zip Code


                                                                          (over)

         CONTINGENT: (receives distribution only if no primary beneficiary is living)


         2.      Name: ___________________________ Percentage ___________%

                       ___________________________

                 Relationship:____________________ SS# ___________________

                 Address: ________________________________________________
                                        Street Address

                          ________________________________________________
                          City              State                 Zip Code

I understand that in the event of my death prior to receipt of all amounts payable to me pursuant to the Plan, any amounts not fully paid will be paid to my above designated beneficiary(ies), or to my estate if I have not designated a beneficiary, or all of my beneficiaries die prior to receiving full payment. If more than one beneficiary is designated, settlement will be made in equal shares to such of the designated beneficiaries (or beneficiary) as survive me, unless a percentage is otherwise specified above. This Beneficiary Designation revokes and supersedes any previous designation made by me.

I acknowledge that I have received a copy of the Plan and have read its provisions and agree to be bound by the terms contained therein.

     ____________                                   ___________________________
         Date                                        Signature of Participant

IF YOU HAVE DESIGNATED A PRIMARY BENEFICIARY OTHER THAN YOUR SPOUSE, YOU MUST HAVE YOUR SPOUSE SIGN THE CONSENT BELOW.

SPOUSE CONSENT

I hereby consent to the above beneficiary designation.

                                                    ___________________________
                                                         Signature of Spouse

RESOLUTION ADOPTED BY WRITTEN CONSENT OF THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF
ASSOCIATES FIRST CAPITAL CORPORATION DATED OCTOBER 16, 1995

APPROVE AMENDMENTS TO EXCESS BENEFIT PLAN

RESOLVED, the Excess Benefit Plan Associates First Capital Corporation ("the Company") is hereby amended to clarify the intent of the Company in contracting with the participants to refrain from certain actions after termination of employment so that Section 5.07 thereof shall read as follows:

                 "5.07 Obligations of Participant

                 Notwithstanding anything to the contrary in this Plan, no benefit funded by the Company shall be vested and it shall be a continuing requirement that the benefit hereunder be earned by compliance with the following provisions.

                 (a) A Participant shall not at any time engage in a crime involving dishonesty or fraud on the part of such Participant in his relationship with the Company, and if convicted of such a crime, all benefits that would otherwise be payable to him or her under the Plan shall be terminated.

                 (b) A Participant who has left employment with the Company and its affiliates shall not do any act or engage in any occupation or employment which is in competition with or detrimental to the business of the Company (as determined by the Committee in its sole discretion). If a Participant does any such act or so engage in competition or detrimental conduct, such Participant shall be notified by the Company that benefits, under this Plan, if not yet paid, shall cease and be terminated unless such competitive and/or detrimental conduct is discontinued within a period of time that has been prescribed by the Company. In such case, the benefit payable from this Plan to a Participant shall be suspended (if in pay status) during the prescribed period and, if the competitive and/or detrimental conduct has not ceased prior to the expiration of such period, the Participant shall be deemed to have elected not to receive a benefit and his benefit payments (if in pay status) and all rights to receive a benefit in the future shall be terminated on a permanent basis. The Participant agrees to be bound by all the terms hereof by accepting the benefits of this Plan.

                 The foregoing conditions are a fundamental consideration for the promises of the Company in this Plan."

RESOLVED, that participants in the Corporate Annual Performance Plan, the Long Term Performance Plan, the Executive Deferred Salary Plan and the Phantom Stock Appreciation Plan Deferral Agreement shall be entitled to a conversion election with respect to their deferred accounts four times per year on the last day of each March, June, September and December and that for 1995 only the participant shall be entitled to the election currently provided on September 1 and the election on the new quarterly date of September 30. Thereafter the conversion dates shall be quarterly.

FURTHER RESOLVED, that any one of the members of the Compensation Committee is authorized to execute and deliver such amendments, agreements or other writings as may be necessary to carry into effect the foregoing resolutions.